EXHIBIT 24
WACHOVIA CORPORATION
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration of series of the Corporation’s Junior Subordinated Debentures, the rights of holders of such Debentures under the related indenture, the Corporation’s Guarantees of trust preferred securities, the rights of holders of such trust preferred securities under such Guarantees, the shares of the Corporation’s Class A Preferred Stock and/or depositary shares thereof, as described in the foregoing Registration Statements, and to sign any and all amendments or supplements to such Registration Statements.

Signature	Capacity

/s/ G. Kennedy Thompson G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director
/s/ Robert P. Kelly ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer
/s/ David M. Julian DAVID M. JULIAN	Executive Vice President and Controller (Principal Accounting Officer)
/s/ John D. Baker, II JOHN D. BAKER, II	Director
/s/ James S. Balloun JAMES S. BALLOUN	Director
/s/ Robert J. Brown ROBERT J. BROWN	Director

Signature	Capacity
PETER C. BROWNING	Director
/s/ John T. Casteen, III JOHN T. CASTEEN, III	Director
/s/ William H. Goodwin, Jr. WILLIAM H. GOODWIN, JR.	Director
/s/ Robert A. Ingram ROBERT A. INGRAM	Director
/s/ Donald M. James DONALD M. JAMES	Director
/s/ Wallace D. Malone, Jr. WALLACE D. MALONE, JR.	Vice Chairman and Director
/s/ Mackey J. McDonald MACKEY J. MCDONALD	Director
/s/ Joseph Neubauer JOSEPH NEUBAUER	Director
/s/ Lloyd U. Noland, III LLOYD U. NOLAND, III	Director
/s/ Van L. Richey VAN L. RICHEY	Director
/s/ Ruth G. Shaw RUTH G. SHAW	Director
/s/ Lanty L. Smith LANTY L. SMITH	Director

Signature	Capacity
/s/ John C. Whitaker, Jr. JOHN C. WHITAKER, JR.	Director
/s/ Dona Davis Young DONA DAVIS YOUNG	Director
Dated: September 9, 2005
Charlotte, North Carolina